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                                                                   EXHIBIT 10(F)

                                                                           DRAFT
                                                                       (3-13-00)



                             BANK ONE CORPORATION
                   SUPPLEMENTAL SAVINGS AND INVESTMENT PLAN
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              (As Amended and Restated Effective January 1, 2000)
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                             BANK ONE CORPORATION
                   SUPPLEMENTAL SAVINGS AND INVESTMENT PLAN
                   ----------------------------------------
              (As Amended and Restated Effective January 1, 2000)


          1.    Purpose.  The purpose of the BANK ONE CORPORATION Supplemental
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Savings and Investment Plan ("Supplemental Plan") is to provide supplemental benefits to certain employees described in Section 3 below of BANK ONE CORPORATION, a Delaware corporation and any successors thereto (the "Corporation") and of its subsidiaries and related entities (each an "Employer"; collectively, the "Employers") who are participants in the BANK ONE CORPORATION Savings and Investment Plan ("SIP") and whose ability to make contributions to the SIP is limited by operation of Section 401(a)(17), 401(k)(3), 401(m), 402(g) or 415 of the Internal Revenue Code of 1986, as amended (the "Code") (which Code Sections, as used in this Supplemental Plan, shall include any comparable section or sections of any future legislation that amend, supplement or supersede those sections). This Supplemental Plan is an amendment and restatement of the First Chicago NBD Corporation Supplemental Savings and Investment Plan ("FCN Supplemental Plan") and the BANK ONE CORPORATION 401(k) Restoration Plan (the "BOC Supplemental Plan"), and is intended to be the Corporation's sole vehicle, effective January 1, 2000, for providing benefits that would otherwise be provided under the SIP but for the aforementioned
limitations of the Code.   The rights and benefits of any participant whose
employment terminated prior to January 1, 2000 will be governed by the terms of the FCN Supplemental Plan or the BOC Supplemental Plan, as applicable, as in effect on the date of the participant's termination of employment.

          2.    Definitions.  Unless the context clearly implies or indicates
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the contrary, a word, term or phrase used or defined in the SIP is similarly used or defined in the Supplemental Plan. The masculine pronoun whenever used herein is deemed to include the feminine and the singular shall be deemed to include the plural whenever the context requires.

          3.    Eligibility.  A participant in the FCN Supplemental Plan or the
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BOC Supplemental Plan on December 31, 1999, who remains employed by an Employer on January 1, 2000 shall become a participant hereunder, and his account under either such plan shall be transferred to and become subject to the terms of the Supplemental Plan. Each other individual who, on or after January 1, 2000, is a participant in the SIP and whose contributions thereto are limited because of the application of Section 401(a)(17), 401(k)(3), 401(m), 402(g) or 415 of the Code shall be eligible to participate in the Supplemental Plan.

          4.    Participation.  An individual eligible to participate pursuant
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to Section 3 above shall participate in the Supplemental Plan automatically pursuant to his election under the SIP and shall participate in the same manner with the same rights and under the same terms and conditions as his participation under the SIP, except as may otherwise be prescribed herein. The Committee or its designee shall notify each participant of his automatic participation.

          5.    Supplemental Benefit.  An allocation shall be made to the
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Supplemental Plan account of a participant whenever the amount of Before-Tax
Contributions and/or Matching Contributions that would have otherwise been made under the SIP on his behalf are limited by
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operation of Section 401(a)(17), 401(k)(3), 401(m), 402(g) or 415 of the Code.
Such allocation shall equal the amount of Before-Tax Contributions and/or Matching Contributions that are so limited, adjusted for the investment results attributable to such contributions had such contributions been invested in the Investment Funds in the same manner and proportions as contributions made on his behalf to the SIP were invested under the SIP.

          6.    Distribution of Account Balances-  Normal Form.  Except as
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provided in Sections 7, 8, 9 or 10 below, a participant's account hereunder shall be distributed in cash in one lump sum payment as soon as practicable after the close of the calendar year in which the participant's termination of employment occurs.

          7.    Optional Forms of Payment.  Instead of a lump sum payment under
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Section 6 above, a participant whose account balance exceeds $5,000 (or such larger amount established by the Committee from time to time) may, by making a written election prior to the date his employment terminates in accordance with rules established by the Committee, elect to have his account under the Supplemental Plan: (i) paid in the form of annual or more frequent installments over a period not less than three nor more than fifteen years, commencing as soon as practicable after the close of the calendar year in which the participant's termination of employment occurs; or (ii) transferred as soon as practicable following his termination of employment to the BANK ONE CORPORATION Deferred Compensation Plan, provided that he: (A) has attained age 55 and completed at least fifteen Years of Service on the date his employment terminates; (B) is eligible to participate in the BANK ONE CORPORATION Deferred Compensation Plan; and (C) satisfies any requirements established by the Committee or its designee as to minimum account balances. The Committee or its designee shall have complete discretion to establish, change or eliminate forms of distribution and rules pertaining to the election and timing of such distributions.

          8.    Survivor's Benefits.  In the case of a participant's death
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before distribution of his entire account balance under the Supplemental Plan, any remaining account balance will be distributed to the participant's Designated Beneficiary in a lump sum as soon as practicable following the participant's death. If the participant has no Designated Beneficiary, benefits under the Supplemental Plan shall be distributed to the individual identified in accordance with procedures established under the PPAP for similarly situated participants.

          9.    Disability Distribution.   A participant who is disabled, within
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the meaning of Code Section 401(k)(2)(B), may elect an immediate distribution of his account balance under the Supplemental Plan.

          10.   Change of Control.  In the event of a "Change of Control" of the
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Corporation, as defined in the BANK ONE CORPORATION Stock Performance Plan, a
participant shall have his account balance distributed to him in cash in a lump sum (whether or not his employment has terminated) as soon as practicable following such Change of Control.

          11.   No Right to Withdrawal or Receive Loans During Employment.
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Except as provided in Sections 9 and 10 above, a participant hereunder shall have no right to

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receive any form of distribution, including withdrawals or loans, from the
Supplemental Plan while he is employed by an Employer.

          12.   Prohibition of Alienation.  Except as to debts owing to the
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Corporation or any of its subsidiaries, benefits under the Supplemental Plan may not be anticipated, alienated, assigned or encumbered and any attempt to do so shall be void.

          13.   Facility of Payment.  When, in the Committee's opinion, a
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participant or beneficiary is under a legal disability or incapacitated in any way so as to be unable to manage the his or her financial affairs, the Committee or its designee may direct that amounts payable under the Supplemental Plan to such participant or beneficiary be applied for his or her benefit in any way the Committee or its designee considers advisable, including making payments to the legal representative of the incapacitated participant or beneficiary.

          14.   Administration.  The Supplemental Plan shall be administered by
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the Committee in its sole and absolute discretion, and its decision on any matter involving the administration and interpretation of the Supplemental Plan (including, without limitation, all questions of eligibility to participate in the Supplemental Plan, the right of any individual to receive Supplemental Plan benefits and the amount and/or form of such benefits) shall be final and binding on all parties; provided, however, that a Committee member may not take any action with respect to any benefits payable to him under the Supplemental Plan unless he could take such action even if he were not a Committee member. The Committee may delegate its duties under the Supplemental Plan to the extent it deems necessary and appropriate.

          15.   Amendment and Termination.  The Corporation, action by the
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Organization, Compensation and Nominating Committee of the  Board of Directors
or by anyone authorized by the Board of Directors, may amend or terminate the Supplemental Plan in whole or in part at any time, retroactively or prospectively; provided, however, that, except as may otherwise be required by law, no such amendment to or termination of the Supplemental Plan shall reduce the amount of the benefit to which a participant (or his Designated Beneficiary) is entitled under the Supplemental Plan as of the date of such amendment or termination.

          16.   Financing of Supplemental Plan Benefits.  Any benefits payable
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to a participant under the Supplemental Plan shall be financed from the general assets of his Employer, and no participant, or group of participants, shall acquire any claim upon any specific asset of an Employer solely by reason of his being a participant in the Supplemental Plan. Notwithstanding the foregoing, the provisions of this section shall not prohibit the Corporation from transferring assets to a grantor trust for the purpose of providing the benefits described hereunder, which grantor trust shall remain subject to the claims of the Corporation's creditors.

          17.   Expenses.  All expenses of administering the Supplemental Plan
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shall be borne by the Corporation.

          18.   Benefits Intended for Select Group of Management or Highly
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Compensated Employees.  This Supplemental Plan is intended to be maintained
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primarily for the

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purpose of providing deferred compensation for a select group of management or highly compensated employees and shall be interpreted and administered accordingly.

          19.   Controlling Laws.  To the extent not superseded by Federal law,
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the internal laws of Illinois (and not its laws of conflicts) shall be controlling in all matters relating to the Supplemental Plan.

          20.   Severability.  The Supplemental Plan is intended to comply in
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all aspects with applicable law and regulation.  If any provision of the
Supplemental Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal or unenforceable provision shall be deemed null and void; provided however, that, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit the Plan to comply with all applicable laws.

          21.   Records.  All records held by the Corporation's Human Resources
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Department with respect to an employee shall be binding upon everyone for purposes of the Supplemental Plan.

          22.   Litigation by Participants or Other Persons.  To the extent
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permitted by law, if a legal action begun against the Corporation, its employees, its Board of Directors or any member thereof, by or on behalf of any person results adversely to that person, or if a legal action arises because of conflicting claims to a grant payable to a participant or beneficiary under the Supplemental Plan, the cost to the Corporation or employee, Board or director thereof, of defending the action will be charged to the extent possible to the sums, if any, that were involved in the action or were payable to, or on account of, the participant or beneficiary concerned.

          23.   Indemnification.  Any person who is or was a director, officer,
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or employee of the Corporation and each member of the Board of Directors shall be indemnified and saved harmless by the Corporation from and against any and all liability or claims of liability to which such person may be subjected by reason of any act done or omitted to be done in good faith with respect to the administration of the Supplemental Plan, including all expenses reasonably incurred in the event that the Corporation fails to provide a defense.

          24.   Rights to Employment.  Participation in the Supplemental Plan
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shall not confer upon any participant any right with respect to continued
employment by the Corporation.

          25.   Other Plans.  Nothing contained herein shall prevent the
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Corporation from establishing or maintaining other plans in which participants in the Supplemental Plan may also participate.

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